Amendment to Note Agreement

         This Amendment to Note Agreement (the "Amendment") is entered into as of March 30, 2000 between EFTC Corporation ("EFTC") and Monfort Family Limited Partnership I ("Monfort").

                                    Recitals

         A. EFTC authorized and issued subordinated notes to Monfort in an aggregate principal amount of $5,000,000 due 2000 (the "Original Notes") pursuant to the Note Agreement (the "Agreement") dated November 11, 1999 between EFTC and Monfort.

         B. $2,000,000 in principal amount of the Original Notes has been paid by EFTC and the parties now wish to issue a new note for the benefit of Monfort in order to provide for subordinated notes with a term of four years.

                                    Agreement

         NOW, THEREFORE, the parties hereby agree as follows:

         1. The first two full sentences of Section 1a. of the Agreement shall be deleted and replaced with the following:

         The Company has duly authorized an issue of subordinated notes in an aggregate principal amount of $3,000,000 in the form of Exhibit 1 to this Amendment (the "Notes"). The Notes shall bear interest, be payable and have such other terms as provided in Exhibit 1 and shall otherwise be governed by the provisions of this Agreement.

         2. Section 8b. of the Agreement shall be amended with the addition of the following language at the end of such section:

         ; provided however that interest shall continue to be paid only in the form of payment-in- kind notes (the "PIK Notes") issued in lieu of cash interest, in such manner as described in the Notes, until such time as such default or event of default shall have been cured or waived or shall have ceased to exist.

         3. The parties hereby affirm and ratify the other provisions of the Agreement.





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         IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Amendment as of March 30, 2000.



EFTC Corporation


By:  /s/ Jack Calderon
Name:    Jack Calderon
Title:   Chairman


Monfort Family Limited Partnership I



By:  /s/ Richard Monfort
Name:
Title





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                                    Exhibit 1

                           Form of Subordinated Notes



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